EXHIBIT 8c
----------

NEITHER THIS OPTION NOR THE SHARES OF COMMON STOCK UNDERLYING THIS OPTION OF CHAPEAU, INC. (THE "COMPANY") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR
UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, OR TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR (ii) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL TO THE HOLDER OF SUCH OPTION PROVIDED SUCH OTHER COUNSEL IS REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH OPTION MAY BE PLEDGED, SOLD, ASSIGNED, OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.


     Option to Purchase up to 200,000 Shares of Common Stock





                 OPTION TO PURCHASE COMMON STOCK

                               OF

                          CHAPEAU, INC.

                       A UTAH CORPORATION

                      (Board of Directors)


       This is to certify that, for value received, GUY A. ARCHBOLD("Holder") is entitled to purchase, subject to the provisions of this Option, from CHAPEAU, INC., a Utah corporation ("Company"), Two Hundred Thousand (200,000) fully paid, validly issued, and nonassessable shares of Common Stock, at par value of $0.001 per share, of the Company ("Common Stock") at the price set forth below, exercisable from time to time, as follows:

     Holder shall have the right to purchase One Hundred Thousand (100,000) shares at a strike price of Zero and 50/100 Dollars ($0.50), to vest immediately upon execution hereof. The foregoing purchase rights shall expire at 5:00 p. m. New York City Time on April 12,2004.

     The option right to purchase the additional 100,000 shares, of which one-half (1/2) shall vest one year from the date hereof and of which one-half (1/2) shall vest two years from the date hereof, shall be at a price of Two and no/100 Dollars ($2.00). The foregoing purchase rights shall expire at 5:00 p. m. New York City Time on April 12,2006.

     One hundred percent (100%) of unvested options shall vest immediately upon the consummation of a Change of Control, as such term is defined in the immediately following sentence. As used in this Option, the term "Change of Control" shall mean (i) any transaction or series of transactions in which any person or group  (within  the  meaning of Rule 13d-5 under  the  Securities
Exchange Act and Sections 13(d) and 14(d) of the Securities Exchange Act) becomes the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act), by way of a stock issuance, tender offer, merger, consolidation, other business combination or otherwise, of greater than 50% of the total voting power entitled to vote in the election of directors of Company (including any transaction in which Company becomes a wholly owned or majority owned subsidiary of another corporation), (ii) any merger or consolidation or reorganization in which Company does not survive, (iii) any merger or consolidation in which Company survives, but the shares of Company's Common Stock outstanding immediately prior to such merger or consolidation represent 50% or less of the voting power of Company after such merger or consolidation, and (iv) any transaction in which more than 50% of Company's assets are sold.

     If and when the Holder is removed from the Company's Board of Directors, any options held by Holder at such time shall be treated as follows:

(1) In the event of voluntary resignation or removal by the Company for Cause,3 all unvested options shall immediately terminate and be unexercisable and all vested options may be exercised for a period of six-months or, if shorter, the unexpired term of the options;

(2) In the event of termination for any other reason, all unvested options shall vest immediately upon termination and shall remain exercisable for the unexpired term of the options.

(3) Notwithstanding the above, any initial options granted to Holder at the commencement of his service with the Company shall, in the event of termination for reasons other than Cause or voluntary resignation, vest immediately upon termination and shall remain exercisable for the unexpired term of the option. However, restricted stock shall be issued in connection with any such exercise restricting the sale of stock until one year after the date of this Agreement.

     The number of shares of Common Stock to be received upon the exercise of this Option and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Option Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price".

(1) EXERCISE OF OPTION. Subject to the limitations set forth herein, this Option may be exercised as set out above until the two deadlines set forth above, depending on the option being exercised; provided, however, that if any such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day. This Option may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Option Shares specified in such form. As soon as practicable after each such exercise of the Option, but not later than seven (7) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificates for the Option Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Option should be exercised in part only, the Company shall, upon surrender of this Option for cancellation, execute and deliver a new Option evidencing the rights of the Holder thereof to purchase the balance of the Option Shares purchasable thereunder. Upon receipt by the Company of, this Option at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

(2) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Option such number of shares of its Common Stock as shall be required for the issuance And delivery upon exercise of the Options.

(3) FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Option. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

(a)   If  the  Common  Stock is listed on a  National  Securities
Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Option or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or System; or


(b) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Option; or

(c) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than the book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Option, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

(4) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF OPTION. This Option is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Option to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Option in the name of the assignee named in such instrument of assignment and this Option shall promptly be canceled. This Option may be divided or combined with other Options which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Options are to be issued and signed by the Holder hereof. The term "Option" as used herein includes any Options into which this Option may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Option, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Option, if mutilated, the Company will execute and deliver a new Option of like tenor and date. Any such new Option executed and delivered shall constitute an additional contractual obligation on the part of the company, whether or not this Option so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.


(5) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a Shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Option and are not enforceable against the Company except to the extent set forth herein.

(6) ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Options shall be subject to adjustment from time to time upon the happening of certain events as follows:

(a) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying The Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.


(b) In case the Company shall fix a record date for the issuance of rights or Options to all holders of its Common Stock entitling them to subscribe for or purchase shares or Common Stock (or securities convertible into Common Stock) at a price (or having a conversion price per share) {the "Subscription Price") less than of the current market price of the Common Stock as defined in Subsection (h) below on the record date mentioned below, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such issuance by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of the Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or Options are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or Options; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or Options the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or Options been made upon the basis of delivery of only the number of shares of Common Stock {or securities convertible into Common Stock) actually delivered.

(c) In case the Company shall hereafter distribute to the holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in Subsection (a) above) or subscription rights or Options (excluding those referred to in Subsection (b) above), then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock (as defined in Subsection (h) below), less the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or Options, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

(d) In case the Company shall issue shares of its Common Stock (excluding shares issued (i) in any of the transactions described in Subsection (a) above, (ii) upon exercise of Options granted to the Company's employees under a plan or plans adopted by the Company's Board of Directors and approved by its shareholders, if such shares would otherwise be included in this Subsection (d),
(iii) to shareholders of any corporation which merges into the Company in proportion to their stock holdings of such corporation immediately prior to such merger, upon such merger, or (iv) in a bona fide public offering pursuant to a firm commitment underwriting, but only if no adjustment is required pursuant to any other specific subsection of this Option {without regard to Subsection (i) below) with respect to the transaction giving rise to such rights], for a consideration per share (the "Offering Price") less than of the current market price per share (as defined in Subsection {h) below) on the date the Company fixes the offering price of such additional shares, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received (determined as provided in Subsection {g) below) for the issuance of such additional shares would purchase at such current market price per share of Common Stock, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

(e)   In  case the Company shall issue any securities Convertible into or exchangeable for its Common Stock (excluding securities issued in transactions described in Subsections (d) and (c) above] for a consideration per share of Common Stock (the "Conversion Price") initially deliverable upon conversion or exchange of such securities (determined as provided in Subsection
(g) below) less than the current market price per share (as defined in Subsection (h) below) in effect immediately prior to the issuance of such securities, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and the number of shares of Common Stock which the aggregate consideration received [determined as provided in Subsection {g) below] for such securities would purchase at such current market price per share of Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance and the maximum number of shares of Common Stock of the Company deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price. Such adjustment shall be made successively whenever such an issuance is made.

(f) Whenever the Exercise Price payable upon exercise of each Option is adjusted pursuant to Subsections (a), (b), {c), (d) and (e) above, the number of Shares purchasable upon exercise of this Option shall simultaneously be adjusted by multiplying the number of Shares initially issuable upon exercise of this Option by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

(g) For purposes of any computation respecting consideration received pursuant to Subsections (d) and (e) above, the following shall apply:


(i) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

(ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof), whose determination shall be conclusive; and


(iii)in the case of the issuance of securities convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this Subsection (g)).

(h)  For  the  purpose of any computation under Subsections  (b),
(c), (d) and (e) above, the current market price per share of Common Stock at any date shall be deemed to be the lower of (i) the average of the daily closing prices for 30 consecutive business days before such date or (ii) the closing price on the business day immediately preceding such date. The closing price for each day shall be the last sale price regular way or, in case no such reported sale takes place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on such exchange, the average of the highest reported bid and lowest reported asked prices as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or, if not so available, the fair market price as determined in good faith by The Board of Directors, whose determination shall be conclusive.

(i) Anything in this Section (6) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section (6), as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal Income tax liability to the holders of Common Stock or securities convertible into Common Stock (including Options).

(j) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of Shares issuable upon exercise of each Option to be mailed to the Holders at their last addresses appearing in the Option Register, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section (6).

(k) In the event that at any time, as a result of an adjustment made pursuant to Subsection (a) above, the Holder of this Option thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Option shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (a) to (i), inclusive above.

(l) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Option, Options theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Options initially issuable pursuant to this Agreement.

(7) OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section, The President or Chief Financial Officer of the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder or any holder of an Option executed and delivered pursuant to Section (1) and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.

(8) NOTICES TO OPTION HOLDERS. So long as this Option shall be outstanding, (a) if the Company shall pay any dividend or make any distribution upon the Common Stock or (b) if the Company shall offer to all of the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or (c) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen (15) days prior the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which
(x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common
Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

(9) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Option) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Option at any time prior to the expiration of the Option, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Option immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Option. The foregoing provisions of this Section (9) shall singularly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection 6(a) hereof.


(10) REGISTRATION UNDER THE SECURITIES ACT OF 1933.

(a) The Company shall advise the Holder of the Option Shares or any then holder of Option Shares (such persons being collectively referred to herein as "holders") by written notice at least four weeks prior to the filing of any registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), covering securities of the Company and, will, upon the request of any such holder, include in any such registration statement, or post-effective amendment thereto, such information as may be required to permit a public offering of the Option Shares. The Company shall supply prospectuses and other documents as the Holder may request in order to facilitate the public sale or other disposition of the Option Shares, qualify the Option Shares for sale in such states as any such holder designates and do any and all other acts and things which may be necessary or desirable to enable such Holders to consummate the public sale or other disposition of the Option Shares, and furnish indemnification in the manner as see forth in Subsection 10(b)(ii). Such holders shall furnish information and indemnification as set forth in Subsection (10)(b){ii), except that the maximum amount which may be recovered from the Holder shall be limited to the amount of proceeds received by the Holder from the sale of the Option Shares.

(b) The following provision of this Section (10) shall also be applicable;

(i) The Company shall bear the entire cost and expense of any registration of securities initiated by it under Subsection 10(a) notwithstanding that Option Shares subject to this Option may be included in any such registration. Any Holder whose Option Shares are included in any Such registration statement pursuant to this Section (10) shall, however, bear the fees of his own counsel and any registration fees, transfer taxes or underwriting discounts or commissions applicable to the Option Shares sold by him pursuant thereto.

(ii) The Company shall indemnify and hold harmless each such holder and each underwriter, within the meaning of the Act, who may purchase from or sell for any such holder any Option Shares from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration
Statement or any post-effective amendment thereto or any registration statement under the Act or any prospectus included therein required to be filed or furnished by reason of this Section {10) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by such holder or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such underwriter within the meaning of such Act; provided, however, that the Company shall not be obliged so to indemnify any such underwriter or controlling person unless such underwriter shall at the same time indemnify the Company, its directors, each officer signing the related registration statement and each person, if any, who controls the Company within the meaning of such Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this Section (10) or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished in writing to the Company by any such underwriter expressly for use therein.

(iii) Neither the giving of any notice by any such majority holder nor the making of any request for prospectuses shall impose any upon such majority holder or owner making such request any obligation to sell any Option Shares, or exercise any Options.

      The  Company's agreement with respect to Options or  Option
Shares in this Section (10) shall continue in effect regardless of the exercise and surrender of this Option.

(11)       GOVERNING  LAW.   This Option shall  be  governed  by,
construed and enforced in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.


Dated:                   .



                                   CHAPEAU, INC.


                                   By:
                                       Thomas J. Manz
                                       Chair, Board of Directors



ATTEST:




Gerald H. Dorn
Chief Operating Officer
                          PURCHASE FORM


                                   Dated               ,

      The undersigned hereby irrevocably elects to exercise the within Option to the extent of purchasing ____________ shares of Common Stock and hereby makes payment of ___________ in payment of the actual exercise price thereof.



             INSTRUCTIONS FOR REGISTRATION OF STOCK


Name:     GUY A. ARCHBOLD
_______________________________________________________

Address

Signature
_______________

                         ASSIGNMENT FORM


      FOR  VALUE  RECEIVED,  ____________________________________
hereby sells, assigns and transfers unto


Name:     GUY A. ARCHBOLD

Address

the right to purchase Common Stock represented by this Option to the extent of _______ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ______________ Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.


Date                ,         ___



Signature